UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 2, 2010

Innovex, Inc.
(Exact name of Registrant as Specified in its Charter)

Minnesota
(State Or Other Jurisdiction Of Incorporation)

000-13143	41-1223933
(Commission File Number)	(I.R.S. Employer Identification No.)

3033 Campus Drive, Suite E180 Plymouth, MN	55441
(Address Of Principal Executive Offices)	(Zip Code)

(763) 383-4000
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 1 through 2 and 4 through 8 are not applicable and therefore omitted.

ITEM 3.01          Result of Operations and Financial Condition

On March 30, 2010, Innovex (Thailand) Limited, (“Innovex Thailand”) a subsidiary of Innovex, Inc. (the “Company”), filed with the Central Bankruptcy Court in Thailand, a voluntary rehabilitation petition under the Bankruptcy Act for Business Rehabilitation in accordance with Thailand Law.  The petition, dated March 30, 2010, was formally accepted by the Thai Court on April 2, 2010 and the decision on the final acceptance and approval to reorganize the business in accordance with the petition is expected to be provided in June 2010.  The petition filing pertains to the restructuring plans of the Company’s subsidiary, Innovex Thailand and does not extent to cover its parent, Innovex, Inc.

In the petition, Innovex Thailand has requested for its business to be reorganized under the Bankruptcy Act in Thailand which allows for the continuation of its operations while existing debts with all existing creditors are properly restructured.  According to the Bankruptcy Act in Thailand, from the period commencing from the day on which the court makes an order accepting the petition until the expiration of period of time for implementation of the plan or the date on which the plan is accomplished successfully or the date on which the court dismisses the petition or disposes of the case or cancels the business reorganization plan, any concerned persons, Company or Partnership such as creditors (secured or unsecured) or owners of material property required for the business operations of Innovex Thailand, will not be permitted to take any legal action against Innovex Thailand.  In addition, during the abovementioned period, all proceedings or filing of civil suits against Innovex Thailand and execution of any judgment will be suspended until the completion of the business reorganization or until the dismissal or cancellation of the petition.  The rehabilitation petition provides Innovex Thailand with time to properly restructure the existing debt, finalize the potential investment from Standard Chartered Bank, restart its operations and further provides Innovex Thailand with an opportunity to re-emerge as a healthy business in the future wherein creditors will be able to receive debt repayments in an amount greater than the amount expected to be received if Innovex Thailand files for liquation.

On April 8, 2010, the Company issued a press release relating to the foregoing, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01          Financial Statements And Exhibits.

Exhibit No.	Description
10.1	Petition for business reorganization from Innovex (Thailand) Limited to the Central Bankruptcy Court (Thailand), dated March 30, 2010, with court order affixed (Black Case No. For. 18/2553).

99.1	Press Release dated April 8, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INNOVEX, INC.

		By:	/s/ Randy L. Acres
Randy L. Acres
President and Chief Executive Officer

Date:	April 8, 2010